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                                     Exhibit 99.1


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                                                 DECRANE AIRCRAFT HOLDINGS, INC.
                                                 2361 Rosecrans Ave., Suite 180
                                                 El Segundo, CA 90245
                                                 TRADED:   NASDAQ:  DAHX




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AT THE COMPANY:            AT THE FINANCIAL RELATIONS BOARD:
Robert A. Rankin           Karen Taylor           Moira Conlon                Michaelle Burstin
Chief Financial Officer    General Information    Investor/Analyst Contact    Media Contact
(310) 725-9123             (310) 442-0599         (310) 442-0599              (310) 442-0599

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FOR IMMEDIATE RELEASE
JUNE 4, 1998


       DECRANE AIRCRAFT HOLDINGS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE AVTECH
                                    CORPORATION

                    ACQUISITION HIGHLIGHTS:

               -    ADDS ABOUT $40 MILLION IN NEW REVENUE
               -    MARGIN IMPROVEMENT OPPORTUNITIES
               -    EXPECTED TO BE ACCRETIVE TO 1998 EPS
               -    SUBSTANTIALLY INCREASES SALES TO BOEING
               - INCREASES DECRANE'S PARTICIPATION IN THE HIGH-END CORPORATE AND COMMUTER JET MARKETS WITH EMBRAER, SAAB, DE HAVILLAND AND CANADAIR, AMONG OTHERS


EL SEGUNDO, CA, JUNE 4, 1998-- DeCrane Aircraft Holdings, Inc. (NASDAQ: DAHX), a leading manufacturer of avionics components and an avionics systems integrator for the commercial and high-end corporate aircraft industry, today announced, in furtherance of its acquisition and internal growth strategy, the signing of a definitive agreement to acquire Avtech Corporation, a Seattle, Washington provider of electronic systems for the aerospace industry, for approximately $83 million. DeCrane Chairman and Chief Executive Officer R. Jack DeCrane said he expects the acquisition to be accretive to 1998 earnings.

DeCrane believes Avtech's business fundamentals strongly complement the company's current business mix and will greatly extend DeCrane's product and service franchise in the areas of cockpit audio and communications, lighting, and power and control. DeCrane further noted that


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DECRANE AIRCRAFT HOLDINGS, INC.
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the company's competitive standing in the original equipment market, retrofit market and the aftermarket will be strengthened, as these are the same market segments historically focused on by Avtech. More precisely, DeCrane noted there is a potential for significant synergies in engineering and technologies used by Avtech and other DeCrane subsidiaries in providing components and systems integration services. Importantly, Avtech will expand the company's presence in the high growth, high-end corporate jet market and the expanding regional jet and commuter market.


TRANSACTION TERMS

The acquisition will be structured as an all cash transaction. Funding for the transaction is to be provided from internal cash flow and borrowings under the company's recently amended credit facility under which the permitted maximum borrowings were increased by $30 million to $105 million in May. Other terms of the transaction were undisclosed. Following completion of review pursuant to a Hart-Scott-Rodino filing by the company, the transaction is expected to close within 30 days.


FITS DECRANE'S KEY ACQUISITION CRITERIA

Stated DeCrane, "In addition to a strong track record of increasing revenues, margins, and profits, we found Avtech attractive because it met several of our fundamental acquisition criteria. They are a market leader in several of the product niches they serve and there are considerable strategic benefits to us in terms of deepening certain existing customer relationships, such as with Boeing, Bombardier, Cessna, Rockwell Collins and Honeywell, along with adding new customers." Added DeCrane, "We have also identified synergies in several operational areas, in engineering and in our sales and marketing activities, which over time, will result in further gains in our margins on a combined basis."

Continued DeCrane, "I want to highlight as well, Avtech's demonstrated innovation in new product development and the sophistication with which they manage the product development, production and distribution cycle. A focus on providing solutions to complex design requirements, superior engineering capabilities and strong internal control systems are the competitive advantages which have enabled Avtech to distinguish itself from its competitors and
establish a leading market position."   "All of these traits, similar to those
already in place at DeCrane, are key characteristics which we believe will enable us to continue successfully executing our long-term growth strategy," concluded DeCrane.


LONG ESTABLISHED MARKET LEADER, AVIATION PRODUCT INNOVATOR, STRONG CUSTOMER BASE

Avtech, founded in 1963, is a privately held corporation well-known as a leader in the design, development and manufacture of electronic systems for the aerospace industry. Serving over 450 customers in 49 countries, Avtech products are supplied to commercial, business, regional and


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DECRANE AIRCRAFT HOLDINGS, INC.
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commuter aircraft manufacturers and the leading avionics manufacturers.  An innovator in the aviation field, noteworthy achievements by Avtech include introducing several new technologies to aircraft, namely: the Digitally Controlled Audio Systems for the corporate market, commuter market and Boeing; Electronic Ballasts; the Airborne Fax Machine; and the Active Harmonic Filter.

The primary cockpit audio supplier to Boeing, Avtech audio and communications products can also be found on aircraft manufactured by Canadair, de Havilland, Embraer, Fairchild Dornier, Cessna, CASA and Saab, among others. Key products consist of audio control panels, audio management units, passenger address systems and a host of communications related hardware items used in the installation process. In the power and control area, Avtech product offerings include power supplies for Honeywell, De-Ice Controllers for the air transport and regional markets and an innovative active voltage filter for the large transport market. Avtech's lighting products consist of cabin and cockpit lighting ballasts (both magnetic and patented electronic versions) and fixtures.


STRATEGY OF MAXIMIZING DECRANE'S FINANCIAL PERFORMANCE

Avtech's performance track record has been strong, as denoted by its 25% compound annual growth rate in revenues during the past 4 years to approximately $40 million in estimated revenues for the current fiscal year. Avtech also generates strong cash flow and has a solid history of operating profitably. DeCrane pointed out that with the inclusion of Avtech's results, he expects DeCrane to show material improvements in its gross, operating and net profit margins by the close of 1998 and into early 1999. Operational synergies between the two operations are expected to be realized mostly in engineering and in sales and marketing, along with some economies of scale in certain aspects of key production processes. DeCrane believes the acquisition of Avtech will be immediately accretive to earnings per share.

Avtech will operate as a separate subsidiary, keeping intact its talented management team led by three general managers, Gene Zipp, Jeff Smith and John
Gibson, and will report into DeCrane President Chuck Becker.   DeCrane further
announced Avtech founder Robert Hancock will be retained under the terms of a consultantcy contract.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in the Company's reports filed with the Securities and Exchange Commission. In assessing forward-looking statements contained


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DECRANE AIRCRAFT HOLDINGS, INC.
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herein, readers are urged to read carefully all cautionary statements contained in those filings with the Securities and Exchange Commission.

DeCrane Aircraft Holdings, Inc. is a leading manufacturer of avionics components and a provider of avionics systems integration services in certain niche markets of the commercial aircraft and high-end corporate jet industries. The Company's products and services typically are utilized to provide an interface between an aircraft and its avionic systems.

For more information about DeCrane Aircraft Holdings, Inc. via facsimile simply call 1-800-PRO-INFO and dial client code "DAHX".


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